Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On April 2, 2004, Arch Chemicals, Inc., a Virginia corporation (“Arch”), completed its previously announced acquisition of the Avecia Biocides business (“Avecia Biocides”) of Avecia Limited, a company incorporated in England and Wales (“Avecia”). The Biocides Business is comprised of a pool & spa business and a protection & hygiene business.

The acquisition was completed pursuant to a Restated Sale and Purchase Agreement, dated as of March 8, 2004, among Arch, Avecia Investments Limited, an indirect parent company of Avecia, and certain of its subsidiaries (the “Purchase Agreement”). The total purchase price, which was determined by arm’s length negotiation between the parties, was approximately $224 million, consisting of $208 million in cash, which includes a preliminary working capital adjustment of $8 million, and 669,750 shares of Arch common stock. Of these shares, 558,125 were issued to Avecia, Inc., a wholly-owned subsidiary of Avecia, at the closing on April 2, 2004. On May 10, 2004, the remaining 111,625 shares related to the Avecia Biocides business located in Spain, which were contingent on obtaining Spanish regulatory approval, were issued. The purchase price is further subject to a contingent payment of up to $5 million in cash based upon earnings attributable to North American sales of certain acquired products. In addition, to the extent that any unfunded pension liability in the U.K. pension plan is less than $10 million, the purchase price would be adjusted upwards by the difference between $10 million and the unfunded liability, with the consideration to be split equally between a cash contingent payment and up to 223,250 additional shares of Arch common stock. The cash contingent payment will be earned based upon cumulative global net sales of certain acquired products through 2005. The shares issued and that may be issued under the Purchase Agreement are not and will not be registered under the Securities Act of 1933, as amended; however, Arch has granted Avecia, Inc. and its affiliates registration rights in certain circumstances in connection with the shares.

The following unaudited pro forma combined condensed consolidated financial statements reflect the acquisition of Avecia’s pool & spa and protection & hygiene businesses using the purchase method of accounting and should be read in conjunction with the historical consolidated financial statements and accompanying notes of Avecia Biocides. The unaudited Pro Forma Combined Condensed Consolidated Balance Sheet gives effect to the acquisition as if it had occurred on March 31, 2004. The unaudited Pro Forma Combined Condensed Consolidated Statements of Income for the twelve and three months ended December 31, 2003 and March 31, 2004, give effect to the acquisition as if it had occurred on January 1, 2003 and 2004, respectively. In these statements, the allocation of the purchase price to the assets acquired and the liabilities assumed, based on their respective fair values, has been made on the basis of preliminary estimates. The final determination of these fair values could result in purchase accounting adjustments, which may impact Arch’s results of operations and financial position.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions, and therefore the actual results may differ from the pro forma results. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transaction as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been completed at the dates indicated. The information does not necessarily indicate the future operating results or financial position of Arch. The Avecia pool and spa business is seasonal in nature as its products are primarily used in the U.S. residential pool market. Therefore, the results of Avecia Biocides for the three months ended March 31, 2004, are not necessarily indicative of the results to be expected for the entire fiscal year.

Cautionary Statement Concerning Forward-Looking Statements

This pro forma financial information contains forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “opines,” “plans,” “predicts,” “projects,” “should,” “targets,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Future Factors which could cause actual results to differ materially from those discussed include but are not limited to: general economic and business and market conditions; lack of economic recovery in 2004 in the U.S.; lack of moderate growth or recession in European economies; increases in interest rates; economic conditions in Asia; worsening economic and political conditions in Venezuela; strengthening of the U.S. dollar against the foreign currencies; customer acceptance of new products; efficacy of new technology; changes in U.S. laws and regulations; increased competitive and/or customer pressure; the Company’s ability to maintain chemical price increases; higher-than-expected raw material costs for certain chemical product lines; increased foreign competition in the calcium hypochlorite markets; lack of continued recovery in the semiconductor industry; unfavorable court, arbitration or jury decisions; the supply/demand balance for the Company’s products, including the impact of excess industry capacity; failure to achieve targeted cost-reduction programs; unsuccessful entry into new markets for electronic chemicals; capital expenditures in excess of those scheduled; environmental costs in excess of those projected; the occurrence of unexpected manufacturing interruptions/outages at customer or company plants; reduction in expected government contract orders; unfavorable weather conditions for swimming pool use; inability to expand sales in the professional pool dealer market; gains or losses on derivative instruments and the lack of a successful integration of Avecia’s operations.

ARCH CHEMICALS, INC.

Pro Forma Combined Condensed Consolidated Balance Sheets

March 31, 2004

(Unaudited)

(In millions, except per share amounts)

	Historical Arch	Historical Avecia Biocides(1)	Pro Forma Adjustments(3)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$61.2	$—	$(50.0	) e	$11.2
Accounts receivable, net	148.3	30.4	—		178.7
Short-term investment	30.9	—	—		30.9
Inventories, net	170.1	19.6	—		189.7
Other current assets	30.2	0.9	—		31.1

Total current assets	440.7	50.9	(50.0)		441.6
Investments and advances - affiliated companies at equity	41.6	—	—		41.6
Property, plant and equipment, net	272.8	45.1	0.9	a	318.8
Goodwill	137.1	116.7	(31.1	) b	222.7
Other intangibles	61.1	—	85.6	b	146.7
Other assets	58.6	—	2.1	k	60.7

Total assets	$1,011.9	$212.7	$7.5		$1,232.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$1.3	$—	$—		$1.3
Accounts payable	184.5	16.4	8.1	c	209.0
Accrued liabilities	75.8	8.5	3.5	d	87.8

Total current liabilities	261.6	24.9	11.6		298.1
Long-term debt	218.8	180.9	(24.0	) e	375.7
Other liabilities	195.2	28.2	(17.1	) f	206.3

Total liabilities	675.6	234.0	(29.5)		880.1
Commitments and contingencies
Shareholders’ equity:
Common stock	22.6	—	0.7	g	23.3
Additional paid-in capital	400.1	—	15.0	g	415.1
Retained Earnings	11.9	—	—		11.9
Division Accumulated Deficit	—	(21.3)	21.3	g	—
Accumulated other comprehensive loss	(98.3)	—	—		(98.3)

Total shareholders’ equity	336.3	(21.3)	37.0		352.0

Total liabilities and shareholders’ equity	$1,011.9	$212.7	$7.5		$1,232.1

See accompanying Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

ARCH CHEMICALS, INC.

Pro Forma Combined Condensed Consolidated Statement of Income

For the Three Months Ended March 31, 2004

(Unaudited)

(In millions, except per share amounts)

	Historical Arch	Historical Avecia Biocides(1)	Pro Forma Adjustments(3)		Pro Forma Combined
Sales	$278.7	$39.1	$—		$317.8
Cost of goods sold	204.1	19.3	—		223.4
Selling and administration	63.8	8.4	2.2	i	74.4
Research and development	6.1	2.6	—		8.7
Equity in (earnings) of affiliated companies	(3.8)	—	—		(3.8)

Income from continuing operations before interest, taxes and cumulative effect of accounting change	8.5	8.8	(2.2)		15.1
Interest expense	4.2	3.9	(1.5	) j	6.6
Interest income	0.3	—	—		0.3

Income from continuing operations before taxes and cumulative effect of accounting change	4.6	4.9	(0.7)		8.8
Income tax expense	1.6	1.7	(0.2	) k	3.1

Income from Continuing Operations before Cumulative Effect of Accounting Change	$3.0	$3.2	$(0.5)		$5.7

Income from Continuing Operations before Cumulative Effect of Accounting Change per Common Share:
Basic	$0.13				$0.24

Diluted	$0.13				$0.24

Weighted average common shares outstanding:
Basic	22.6		0.7		23.3

Diluted	22.9		0.7		23.6

See accompanying Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

ARCH CHEMICALS, INC.

Pro Forma Combined Condensed Consolidated Statement of Income

For the Twelve Months Ended December 31, 2003

(Unaudited)

(In millions, except per share amounts)

	Historical Arch	Historical Avecia Biocides(1)	Pro Forma Adjustments(3)		Pro Forma Combined
Sales	$1,009.1	$137.9	$—		$1,147.0
Cost of goods sold	721.8	74.1	0.1	h	796.0
Selling and administration	239.3	32.5	8.6	i	280.4
Research and development	23.6	9.0	—		32.6
Equity in (earnings) of affiliated companies	(11.7)	—	—		(11.7)
Other (Gains) and Losses	(3.0)	—	—		(3.0)

Income from continuing operations before interest, taxes and cumulative effect of accounting change	39.1	22.3	(8.7)		52.7
Interest expense	17.2	14.4	(5.8	) j	25.8
Interest income	0.7	—	—		0.7

Income from continuing operations before taxes and cumulative effect of accounting change	22.6	7.9	(2.9)		27.6
Income tax expense	7.5	2.1	(0.3	) k	9.3

Net income	$15.1	$5.8	$(2.6)		$18.3

Income from Continuing Operations before Cumulative Effect of Accounting Change per Common Share:
Basic and Diluted	$0.67				$0.78

Weighted average common shares outstanding:
Basic and Diluted	22.6		0.7		23.3

See accompanying Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

Note 1 - Reclassifications

Reclassifications have been made to the historical financial statements of Avecia to conform with accounting principles generally accepted in the United States as well as the presentation expected to be used by the combined company.

Note 2 - Preliminary Allocation of the Purchase Price

Reflects the preliminary allocation of the excess of the acquisition cost over the fair value of the assets and liabilities acquired under the purchase method of accounting for the acquisition of Avecia Biocides. The estimate of fair values is preliminary, and is subject to change upon the final results of an appraisal of the fair value of certain assets and liabilities of Avecia Biocides, as well as the identification of certain intangible assets.

The purchase price, preliminary purchase price allocation and financing of the transaction are summarized as follows:

Purchase price paid as:
Cash – financed through Revolving Credit Facility and cash on hand	$200.0
Common stock	0.7
Additional paid-in-capital	15.0
Preliminary post-closing working capital adjustment	8.1

Subtotal	$223.8
Transaction costs	7.0

Total purchase consideration	$230.8

Allocated to:
Historical book value of Avecia Biocides assets and liabilities acquired (a)	$73.0
Property, plant and equipment step-up	0.9
Deferred taxes	2.1
Identifiable intangible assets	85.6
Pension liability fair value adjustment	(10.0)
Restructuring and acquisition accruals	(6.4)

Total allocated	145.2

Total allocated to goodwill	$85.6

(a)	The historical book value of Avecia Biocides excludes certain assets and liabilities not acquired or assumed as part of the acquisition of Avecia Biocides. The excluded assets and liabilities principally include goodwill, accrued taxes, debt and the pension liability.

Note 3 - Pro Forma Adjustments

a)	Reflects the elimination of certain shared property that was not acquired by Arch per the Purchase Agreement and includes the estimated step-up in property, plant and equipment values to fair value.

b)	Reflects the elimination of goodwill not acquired by Arch and includes the preliminary allocation of the excess of the acquisition cost over the fair value of the assets and liabilities acquired.

c)	Reflects the estimated post-closing working capital adjustment required to be made by Arch.

d)	Reflects the restructuring and acquisition related accruals. Restructuring accruals include the costs associated with terminating and relocating employees and to eliminate duplicate facilities of Avecia Biocides. Neither the charge nor the anticipated benefits have been included in the unaudited Pro Forma Combined Condensed Statements of Income for the twelve and three months ended December 31, 2003 and March 31, 2004.

e)	Reflects the elimination of all the Avecia Biocides debt and includes the utilization of $50.0 million of cash and third-party borrowings to finance the remaining cash consideration portion of the purchase price of Avecia Biocides.

f)	Reflects the estimated fair market value adjustment of the retained Avecia Biocides pension liabilities.

g)	Reflects the elimination of the equity accounts of Avecia Biocides and reflects the issuance of Arch Chemicals’ common stock as partial consideration for the purchase. The Arch Chemicals’ common stock was valued at $23.43 per share. The securities were valued in accordance with SFAS 141, Business Combinations, and based on the market price of the shares over a reasonable period of time before and after the terms of the acquisition were agreed to and announced. In addition, Arch has discounted the value due to the fact that United States Securities Law limits the transferability of the shares because the shares are not registered with the Securities and Exchange Commission.

h)	Reflects the estimated incremental depreciation expense associated with the step-up of property, plant and equipment deprecated on a straight-line basis over periods of 10 to 15 years.

i)	Reflects the estimated amortization of identifiable intangible assets with definite lives over an estimated life of 10 years, based on preliminary allocation of the intangible assets.

j)	Reflects the elimination of amounts already reflected in the historical statements of Avecia Biocides for interest and includes interest expense related to borrowings of $207.0 million for the purchase of the Avecia assets, at an estimated effective interest rate of 3.75% (inclusive of fees, effective interest rate of 4.4% for the three months ended March 31, 2004 and 4.0% for the twelve months ended December 31, 2003). In addition, the 2003 interest expense includes an estimate for the average seasonal working capital borrowings for the full year. 2004 includes an estimate for the seasonal working capital borrowings for the three months ended March 31.

k)	Pro forma adjustments have been made for the estimated tax effects of the adjustments discussed above.

Note 4 - Exchange Rates

The following exchange rates have been used to translate the historical financial statements of Avecia from UK pounds to US dollars:

March 31, 2004	1.82
Three months ended March 31, 2004 (average)	1.84
Twelve months ended December 31, 2003 (average)	1.64

Note 5 - Intercompany Items

There are no significant intercompany transactions between Arch and Avecia.